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Pricing Supplement No. 29 Dated August 15, 1997 Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated February 1, 1996 and                     File No.: 33-65431
Prospectus Supplement dated March 28, 1996)
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                         FIRST CHICAGO NBD CORPORATION
                          MEDIUM-TERM NOTES, SERIES G

Date of Issue: August 20, 1997  [_] Fixed Rate
                                [X] Senior
Maturity Date: August 20, 2001  [_] Subordinated
                                [_] Commercial Paper Rate Note
                                [_] Federal Funds Rate Note
                                [_] CD Rate Note
                                [_] CMT Rate Note
                                [_] LIBOR Note
                                [_] LIBOR Reuters
                                [X] LIBOR Telerate
                                [_] Prime Rate Note
                                [_] Treasury Rate Note


Principal Amount: $50,000,000.00
                  --------------------------------------------------------------
Issue Price (As a Percentage of Principal Amount): 100%
                                                   -----------------------------
Interest Rate/Initial Interest Rate: Not Available
                                     -------------------------------------------
Interest Payment Dates: 20th day of February, May, August and November of
                        each year
                        --------------------------------------------------------
Interest Reset Dates: 20th day of February, May, August and November of
                      each year
                      ----------------------------------------------------------
Index Maturity or Designated CMT Maturity Index: 90 days
                                                 -------------------------------
Spread: + 6 basis points
        ------------------------------------------------------------------------
Spread Multiplier: None
                   -------------------------------------------------------------
Minimum Interest Rate: None
                       ---------------------------------------------------------
Maximum Interest Rate: None
                       ---------------------------------------------------------
Interest Payment Period: August 20, 1997 to November 20, 1997 and quarterly thereafter, up to but excluding the interest payment
                         date
                         -------------------------------------------------------
Interest Rate Reset Period: August 20, 1997 to November 20, 1997 and quarterly thereafter, up to but excluding the interest
                            payment date
                            ----------------------------------------------------
Redemption Date(s) or Period: None
                              --------------------------------------------------
Optional Repayment Date(s): None
                            ----------------------------------------------------
Calculation Agent (If Applicable): The First National Bank of Chicago
                                   ---------------------------------------------

Additional Terms:

This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.